UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Evan Gartenlaub as a Member of the Board

On June 25, 2014, Evan Gartenlaub informed the board of directors (the “Board”) of Trade Street Residential, Inc. (the “Company”) of his resignation as a member of the Board, effective immediately. Mr. Gartenlaub’s resignation was for personal reasons and not the result of any disagreements with the Company relating to the Company’s accounting principles or practices, financial statement disclosure or the adequacy or effectiveness of the Company’s internal controls and procedures. Mr. Gartenlaub was designated as a member of the Board by certain investment entities (the “Investors”) managed or advised by Senator Investment Group LP, a Delaware limited partnership, pursuant to their rights under the stockholders’ agreement between the Company and the Investors (the “Stockholders’ Agreement”). Mr. Gartenlaub served on the Nominating and Corporate Governance Committee of the Board.

Appointment of Nirmal Roy as a Member of the Board

On June 25, 2014, in connection with their rights under the Stockholders Agreement, the Investors designated Nirmal Roy to serve as a member of the Board to fill the vacancy created by Mr. Gartenlaub’s resignation. Mr. Roy will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Roy has waived his rights to receive any compensation from the Company for his service as a director.

Mr. Roy is an Investment Professional for BHR Capital LLC (“BHR”). Prior to BHR, from 2009 to 2011, Mr. Roy was an Associate for Meadow Partners, where he underwrote private real estate transactions in New York and London. Prior to joining Meadow Partners, Mr. Roy was an Analyst for Silver Point Capital and an Associate for Starwood Capital Group. Mr. Roy graduated Magna Cum Laude from The Wharton School, University of Pennsylvania, where he earned a B.S. in economics with concentrations in finance and real estate.

Item 8.01. Other Events.

As previously disclosed, on March 18, 2014, the Company received a letter from the NASDAQ acknowledging that the Company was not in compliance with the audit committee requirements set forth in Rule 5605 of the NASDAQ Listing Rules (the “Listing Rules”) as a result of the Company’s failure to maintain an audit committee comprised of three members. The Company’s noncompliance with Rule 5605 was the result of the resignation of James Boland as a director of the Company on March 13, 2014.

In connection with the appointment of Nirmal Roy as a director of the Company and Mr. Roy’s designation as a member of the Audit Committee of the Board (as disclosed in Item 5.02 above), the Company received notice from the NASDAQ on June 30, 2014 that it had regained compliance with the Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: July 1, 2014	By:	/s/ Richard Ross
Richard Ross
Chief Executive Officer